UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  July 11, 2011

Waxess Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-146478	20-8820679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1401 Dove Street, Suite 220 Newport Beach, CA		92660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 949-825-6570

(Former name or former address, if changed since last report)
Copies to: Harvey J. Kesner, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 11, 2011, Waxess Holdings, Inc. (the "Company") entered into subscription agreements (the “Agreements”) with certain investors (the “Investors”) whereby it sold an aggregate of 125.1 units (the “Units”), with each Unit consisting of 12,500 of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and one  two- year warrant to purchase 12,500 additional shares of Common Stock at an exercise price of $3.00 per share (the “Warrants”) for a per Unit purchase price of $25,000 and an aggregate gross proceeds  of $3,127,500 (the “Offering”).

In connection with the Offering, the Company has entered into registration rights agreements (the “Registration Rights Agreements”) with the Investors, pursuant to which the Company has agreed to file a “resale” registration statement with the SEC within 45 days from the final closing date (the “Closing Date”) of the Offering (the “Filing Date”), covering all shares of the Common Stock sold in the Offering, including the shares of Common Stock underlying the Warrant and the shares of  Common Stock underlying the warrants issued to the placement agent(s).  The Company has agreed to maintain the effectiveness of the registration statement from its effectiveness date through and until 12 months after the Closing Date unless all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 180 days (the “Effectiveness Deadline”) from the Closing Date.

The Company is obligated to pay the Investors a fee of 3% per month of the Investors’ investment, payable in cash or shares of Common Stock (at the Company’s discretion), for every thirty (30) day period up to a maximum of 10%, (i) following the Filing Date that the registration statement has not been filed and (ii) following the Effectiveness Deadline that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided further, the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC.

The Warrants may be exercised until the second anniversary of their issuance at a cash exercise price of $3.00 per share, subject to adjustment.  If at any time after 12 months from the date of issuance of the Warrant there is no effective registration statement registering the resale of the Common Stock underlying the Warrants, the Warrants may, during such period, be exercised on a “cashless” basis.  During the period beginning on the original date of issuance of the Warrant and ending on the earlier to occur of (i) the first anniversary date of the original issuance date and (ii) the date there is an effective registration statement on file with the SEC convering the resale of all of the Common Stock issued as part of the Units and underlying the Warrants, the Company issues or sells any shares of Common Stock or securities convertible into Common Stock (other than an “Exempt Issuance”, as defined in the Warrant) for consideration less than a price equal to $2.00 (the “New Issuance Price”), then the exercise price of the Warrant shall be reduced to an amount equal to New Issuance Price multiplied by 1.5.

During the period from the date of the initial closing (the “Initial Closing Date”) of the Offering until the earlier of (x) twelve months following the Initial Closing Date or (y) the date that the resale registration statement covering the shares of Common Stock included within the Units sold in the Offering and the shares of Common Stock underying the Warrants is declared effective, if the Company issues or grants any shares of Common Stock or any warrants or other convertible securities pursuant to which the shares of Common Stock may be acquired at a per share price less than $2.00 (the “Lower Price”), other than an Exempt Issuance, then the Company shall be obligated to issue additional shares of Common Stock to the Investors in the Offering in an amount sufficient that the total number of shares of Common Stock issued to the Investors will result in an effective price per share paid by the Investor equal to such Lower Price.

In connection with the Offering, the Company paid aggregate placement agent fees consisting of (i) $344,005 and (ii) issued three year Warrants to purchase that a number of Units equal to 9% of the Units sold in the offering, with the same terms as the Warrants issued to the Investors, except as otherwise noted.

The foregoing is not a complete summary of the terms of the offering described in this Item 1.01 and reference is made to the complete text of the Subscription Agreement, the Warrant and the Registration Rights Agreement, attached as exhibits to this Current Report on Form 8-K, and hereby incorporated by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information included in  Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.   The Units were all sold and issued only to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”)  were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506)  under the Securities Act of 1933 and corresponding provisions of state securities laws.

Item 9.01  Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
10.1	Form of Subscription Agreement
10.2	Form of Warrant
10.3	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 13, 2011

WAXESS HOLDINGS, INC.

By:	/s/ Hideyuki Kanakubo
Name:	Hideyuki Kanakubo
Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Subscription Agreement
10.2	Form of Warrant
10.3	Registration Rights Agreement